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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 15, 1999
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                             LaRoche Industries Inc.
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                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         Delaware                     33-79532                  13-3341472
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(STATE OR OTHER JURISDICTION        (COMMISSION                (IRS EMPLOYER
      OF INCORPORATION)             FILE NUMBER)            IDENTIFICATION NO.)

1100 Johnson Ferry Road Atlanta, Georgia                           30342
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

Registrant's telephone number, including area code             (404) 851-0300
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       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 5. Other Matters.

    On September 15, 1999, LaRoche Industries Inc., a Delaware corporation (the "Company"), amended its existing senior secured credit facility (the "Credit Facility") in order to increase borrowing availability under its revolving credit facility (the "Revolving Credit Facility"). Prior to the amendment, availability under the Revolving Credit Facility was based on a percentage of trade receivables, inventory, and property plant and equipment (the "Borrowing Base"). The amendment was necessary as a result of lower than expected cash flows and receivable and inventory balances caused principally by the temporary suspension of operations of the Company's chlor-alkali and fluorocarbons plants in Gramercy, Louisiana (discussed further below) and continued depressed market conditions for the Company's domestic nitrogen products.

    The amendment to our Credit Facility, among other things, allows the Company to include certain non-trade receivables in its Borrowing Base through December 10, 1999, which, based on current expectations, will allow the Company to borrow up to $90 million under the Revolving Credit Facility. After December 10, 1999, these non-trade receivables together with certain deemed foreign assets would not be included in the Borrowing Base. As a result of such reductions in the Borrowing Base, based on current forecasts, approximately $70 to $73 million will be available under the Revolving Credit Facility after December 10, 1999, and therefore, amounts available under the Revolving Credit Facility may not be adequate to meet the Company's cash needs after that date. Accordingly, it is likely that additional amendments to the Credit Facility will be necessary. We are currently working with our lender group in this regard, and are reviewing a number of alternatives to address the Company's cash requirements at December 10, 1999 and thereafter. As of September 24, 1999, the Company has approximately $82.5 million in outstanding borrowings and letters of credit under the Revolving Credit Facility.

    As previously reported in the Company's Quarterly Report on Form 10Q for the period ended May 31, 1999, on July 5, 1999, an explosion at an adjacent manufacturing site owned by Kaiser Aluminum and Chemical Corp. caused a temporary suspension of our electrochemical manufacturing operations in Gramercy, Louisiana. Production at the Company's fluorocarbon plant resumed in mid-August. However, the restart of the chlor-alkali plant depends on the restoration of services from a power plant shared with Kaiser. The Company is working with Kaiser and others to restore power to the plant in an expeditious and cost-effective manner. At the present time, the Company anticipates resumption of chlor-alkali production at the Gramercy plant by early November 1999. The Company believes that a significant portion of all costs of repairing the site and lost profits associated with the suspension of operations will be recovered through insurance.

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Item 7. Financial Statements and Exhibits.

      (c) Exhibits

Exhibit 10.43 Amendment No. 2 to Amended and Restated Credit Agreement dated as of February 28, 1999 and amended as of May 31, 1999



                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LaRoche Industries Inc.
                                   (Registrant)





                                   /s/ By: Gerald B. Curran
                                   Vice President and Chief Financial Officer


Date: September 27, 1999